As filed with the Securities and Exchange Commission on June 7, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPER LEAGUE GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1990734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2912 Colorado Ave., Suite #203

Santa Monica, California 90404

(213) 421-1920

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Ann Hand

Chief Executive Officer

Super League Gaming, Inc.

2912 Colorado Ave., Suite #203

Santa Monica, California 90404

(213) 421-1920

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

Ann Hand Chief Executive Officer Super League Gaming, Inc. 2912 Colorado Ave., Suite #203 Santa Monica, California 90404 (213) 421-1920	Daniel W. Rumsey, Esq. Jack Kennedy, Esq. Disclosure Law Group, a Professional Corporation 655 West Broadway, Suite 870 San Diego, CA 92101 Telephone: (619) 272-7050 Facsimile: (619) 330-2101

As soon as practicable after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

	SUBJECT TO COMPLETION	DATED JUNE 7, 2022
PRELIMINARY PROSPECTUS

7,379,300 SHARES

COMMON STOCK

This prospectus relates to the resale from time to time of up to 7,379,300 newly issued shares of our common stock, par value $0.001 per share (“Common Stock”) by the selling stockholders identified herein, together with any additional selling stockholders listed in a prospectus supplement (collectively, with any of such stockholders’ transferees, pledgees, assignees, distributees, donees or successors-in-interest, the “Selling Stockholders”). The shares of Common Stock being registered hereunder (the “Conversion Shares”) are issuable upon conversion of those certain convertible notes described herein held by the Selling Stockholders.

We are registering the offer and resale of the Conversion Shares by the Selling Stockholders to satisfy the registration rights such stockholders received in connection with the issuance of the convertible notes held thereby.

We will not receive any proceeds from the resale of the Conversion Shares by the Selling Stockholders in this offering. All selling and other expenses incurred by the Selling Stockholders will be paid by such stockholders, except for certain legal fees and expenses, which will be paid by us. The Selling Stockholders may sell, transfer or otherwise dispose of any or all of the Conversion Shares offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market, or trading facility on which the shares are traded, or in private transactions. The Conversion Shares may be offered and sold or otherwise disposed of by the Selling Stockholders at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices. Refer to the section entitled “Plan of Distribution” for more information regarding how the Selling Stockholders may offer, sell, or dispose of their Conversion Shares.

Our Common Stock is listed on The Nasdaq Capital Market, which we sometimes refer to herein as “Nasdaq,” under the symbol “SLGG.” The last reported sale price of our Common Stock on June 6, 2022 was $1.18 per share.

Investing in these securities involves a high degree of risk. Refer to the section entitled “Risk Factors” on page 6 of this prospectus and in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2022

PROSPECTUS SUMMARY

This summary highlights information contained in this prospectus, or incorporated by reference into this prospectus, and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read this entire prospectus, including the information set forth under the section entitled “Risk Factors,” as well as our financial statements, the related notes thereto, and other information incorporated by reference into this prospectus. Some of the statements in this prospectus and the information incorporated by reference into this prospectus constitute forward-looking statements. For additional information, refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context requires otherwise, the words “we,” “us,” “our,” the “Company,” “Super League,” and “Super League Gaming” refer to Super League Gaming, Inc., a Delaware corporation, and its wholly owned subsidiaries, Mobcrush Streaming, Inc., a Delaware corporation, and Bannerfy Ltd., a company organized under the laws of England and Wales.

Overview

Super League Gaming, Inc., a leading gaming-centric creator and content platform, builds and operates networks of games, monetization tools and content channels across metaverse gaming platforms that empower developers, energize players, and entertain fans. Our solutions provide incomparable access to an audience consisting of players in the largest global metaverse environments, fans of hundreds of thousands of gaming influencers, and viewers of gameplay content across major social media and digital video platforms. Fueled by proprietary and patented technology systems, our platform includes access to vibrant in-game communities, an innovative metaverse advertising platform, a network of highly viewed channels and original shows on Instagram, TikTok, Snap, YouTube, and Twitch, cloud-based livestream production tools, and an award-winning electronic video game sports (“esports”) invitational tournament series. In addition to our platform, our properties deliver powerful opportunities for brands and advertisers to achieve impactful insights and marketing outcomes with gamers of all ages.

As an early-mover in defining the esports category for the everyday gamer since 2015, Super League focused on creating esports experiences for both young gamers, as well as the avid ten- to 30-year-old gaming demographic. Our experience and insight led us to further develop our reach in metaverse games including Minecraft and Roblox, where a large amount of young creative and competitive players focus their time. With that focus, today we reach 75,000,000 monthly players in metaverse games and augment that reach with over 11,000,000,000 annual views on our social and digital channels, supported by metaverse gaming content, along with more heightened esports competitions and entertainment targeting the older gaming demographic. We believe we have successfully iterated our business model through these market insights, and our organic and inorganic growth to establish scale and ultimately drive our monetization strategies with a position that is synergistic and accretive to the greater gaming ecosystem. Our software supports the creation and operation of our owned and operated metaverse gaming worlds and content network, along with creator tools and analytics. These tools enable Super League to access these extended audiences with our innovative in-game and in-stream ad products, and allow our game designers and content creators to participate in our advertising economy. Our analytics suite provides Super League, brands and advertisers, and game developers data that informs campaign measurement and insights, along with enhanced game design. Beyond our primary advertising revenue stream, we have the opportunity to extend further downstream in the metaverse gaming worlds in which we operate, and to generate direct-to-consumer revenues. In addition, our platform, and our capability to produce and stream compelling gaming-centric broadcasts, feeds and drives viewership to our own digital channels and generates content production and syndication revenues from third-party partners.

Specifically, our advertising products provide a wide range of solutions for advertisers. From branded in-game experiences, through to custom content and media, we provide 360-degree solutions for brands to acquire customers, deepen brand affinity and deliver campaign performance with innovative advertising inventory. As we have scaled in both metaverse player and viewing audience reach, we have experienced growth in both the average revenue size of advertiser programs, along with a strong percentage of repeat buyers, while upholding our premium cost per impressions advertising rates, further validating our premium marketing channel allowing advertisers to reach elusive Generation Z and Millennial gamers. Our distinction centers around our expertise in successfully building metaverse gaming worlds and a related content network for ourselves, providing evidence to brands and advertisers that we can do the same for them with the scale to drive traffic and deliver campaign objectives.

The Note Offering

On May 16, 2022, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Stockholders named therein providing for the sale and issuance of a new series of convertible notes in the aggregate original principal amount of $4,320,000, of which 8% is an original issue discount (each, a “Note,” and, collectively, the “Notes,” and such financing, the “Note Offering”). Each Note accrues interest at a guaranteed annual rate of 9% per annum, matures 12 months from the date of issuance, and is convertible at the option of the Selling Stockholder into that number of shares of Common Stock equal to the sum of the outstanding principal balance, accrued and unpaid interest, and accrued and unpaid late charges (the “Conversion Amount”), divided by the initial conversion price of $4.00, subject to adjustment upon the occurrence of certain events as more specifically set forth in the Notes; provided, that in no event are we permitted to issue more than 19.99% of the shares of Common Stock issued and outstanding immediately prior to the Note Offering, which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the Note Offering, without obtaining the approval of our stockholders for issuances of shares of Common Stock in excess of such amount, or unless certain other conditions in the Purchase Agreement are satisfied (the “Beneficial Ownership Limitation”).

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In addition, we may be required to redeem all or a portion of the Notes under certain circumstances, and, in the event we (a) sell Common Stock pursuant to the Equity Line of Credit (as defined in the Notes), or (b) consummate a Subsequent Placement (as defined in the Purchase Agreement), then the Selling Stockholders will have the right, but not the obligation, to require us to use 50% of the proceeds raised from such sale to redeem all or any portion of the Conversion Amount then remaining under the Note, in cash, at a price equal to the Conversion Amount being redeemed. We may, at our option, redeem all or a portion of each Note at a price equal to 110% of the Conversion Amount being redeemed.

Upon an event of default, which default remains uncured, the Notes shall bear interest at a rate of 18% per annum, and the Notes shall be convertible at an alternative conversion price of 90% of the lowest VWAP (as defined in the Notes) of the ten trading days immediately preceding the date for which the alternate conversion price is being calculated.

After deducting the original issue discount and the costs and expenses projected to be incurred in connection with the Note Offering, including to our exclusive placement agent in the Note Offering, the net proceeds to us were approximately $3,900,000, which proceeds are expected to be used for general corporate purposes.

Concurrently with the Purchase Agreement and closing of the Note Offering, we entered into a Registration Rights Agreement with the Selling Stockholders (the “Registration Rights Agreement”), pursuant to which we agreed to file the registration statement of which this prospectus forms a part.

The descriptions of the terms of the Purchase Agreement, Notes, and Registration Rights Agreement are qualified in their entirety by reference to Exhibits 10.1, 10.2 and 10.3, respectively, to the Company’s Current Report Form 8-K filed with the Commission on May 16, 2022.

Risk Factors

Our business is subject to substantial risk. Please carefully review the section entitled “Risk Factors” beginning on page 6 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase the securities offered by this prospectus.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Impact of COVID-19 Pandemic

The novel coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical areas in which we operate. It is unknown how long the adverse conditions associated with the coronavirus will last and what the complete financial effect will be on our business.

Although we were impacted by the general deferral in advertising spending by brands and sponsors resulting from the COVID-19 pandemic for a significant portion of 2020, we reported significant quarter-over-quarter growth in revenues in the second half of 2020 and throughout 2021, and we expect to continue to expand our advertising revenue and revenue from the sale of our proprietary and third-party user generated content in future periods, as we continue to expand our advertising inventory, viewership and related sales activities.

Notwithstanding the growth in revenues and in user engagement metrics discussed herein, the broader impact of the ongoing COVID-19 pandemic on our results of operations and overall financial performance remains uncertain. The pandemic may continue to impact our revenue and revenue growth in future periods, and is likely to continue to adversely impact certain aspects of our business and our partners, including advertising demand, retail expansion plans and our in-person esports experiences.

Corporate Information

Super League Gaming, Inc. was incorporated under the laws of the State of Delaware on October 1, 2014 as Nth Games, Inc. On June 15, 2015, we changed our corporate name from Nth Games, Inc. to Super League Gaming, Inc. Our principal executive offices are located at 2912 Colorado Avenue, Suite #203, Santa Monica, California 90404. Our Company telephone number is (213) 421-1920 and our investor relations contact number is (949) 574-3860.

Our corporate website address is www.superleague.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Shares of Common Stock offered by the Selling Stockholders	7,379,300 Conversion Shares issuable upon conversion of the Notes.

Shares of Common Stock outstanding prior to this offering	36,965,132 shares of Common Stock.

Shares of Common Stock to be outstanding after this offering	44,344,432 shares of Common Stock, after giving effect to the issuance of the 7,379,300 Conversion Shares being registered hereunder.

Use of proceeds	We will not receive any proceeds from the resale of the Conversion Shares by the Selling Stockholders in this offering. For additional information, refer to the section entitled “Use of Proceeds.”

Terms of this offering

The Selling Stockholders may sell, transfer or otherwise dispose of any or all of the Conversion Shares offered by this prospectus from time to time on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded, or in private transactions. The Conversion Shares may be offered and sold or otherwise disposed of by the Selling Stockholders at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices.

Nasdaq symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SLGG.”

Risk factors

Investing in our Common Stock involves a high degree of risk. You should carefully review the risks and uncertainties described in or incorporated by reference under the section entitled “Risk Factors” in this prospectus, the documents we have incorporated by reference herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. for additional information, refer to the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Unless otherwise noted, the number of shares of our Common Stock outstanding prior to and after this offering is based on 36,965,132 shares of Common Stock outstanding as of June 6, 2022 and excludes:

●	2,266,151 shares of Common Stock issuable upon the exercise of warrants to purchase our Common Stock, with a weighted average exercise price of $9.70 per share;

●

2,599,873 shares of Common Stock issuable upon exercise of outstanding stock options under our Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”), with a weighted average exercise price of $4.92 per share;

●	324,454 shares of Common Stock reserved for future issuance pursuant to the 2014 Plan; and

●	1,544,876 shares of Common Stock issuable upon vesting of outstanding restricted stock units.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described below, in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (our “2021 Annual Report”), and in any subsequent Quarterly Reports on Form 10-Q, and in our other filings with the Commission, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our Common Stock could decline materially, and you could lose all or part of your investment.

Risks Related to Our Common Stock and this Offering

The holder of the Notes will not be entitled to any rights with respect to our Common Stock but will be subject to all changes made with respect to our Common Stock.

The holders of the Notes will not be entitled to any rights with respect to our Common Stock but will be subject to all changes affecting our Common Stock. For example, if an amendment is proposed to our certificate of incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring shares of our Common Stock as a result of conversion of such holder’s Note or the repayment of the Note in the form of Common Stock, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock.

The sale or availability for sale of shares issuable upon conversion of the Notes may depress the price of our Common Stock and encourage short sales by third parties, which could further depress the price of our Common Stock.

To the extent that one or more purchasers of the Notes sell shares of our Common Stock issued upon conversion of the Notes, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of such shares may cause stockholders to sell their shares of our Common Stock, which could further contribute to any decline in the price of our Common Stock. Any downward pressure on the price of our Common Stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our Common Stock by increasing the number of shares of our Common Stock being sold, which could further contribute to any decline in the market price of our Common Stock.

Although our Common Stock is listed on The Nasdaq Capital Market, our shares are likely to be thinly traded for some time and an active market may never be developed or sustained.

Although our Common Stock is listed on The Nasdaq Capital Market, there is currently a very limited trading market for our Common Stock, and we cannot ensure that a robust trading market will ever be developed or sustained. Our shares of Common Stock may be thinly traded, and the price, if traded, may not reflect our actual or perceived value. The market liquidity will be dependent on the perception of our operating business, competitive forces, state of the esports gaming industry, growth rate and ability to become profitable on a sustainable basis, among other things. There can be no assurance that there will be any awareness generated or that the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a market should develop, the price may continue to be highly volatile.

Our stock price may be volatile, and you could lose all or part of your investment.

The trading price of our Common Stock following this offering may fluctuate substantially. This may be especially true in light of our small public float and limited trading volume. The trading price of our Common Stock following this offering will depend on numerous factors, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our Common Stock. Factors that could cause fluctuations in the trading price of our Common Stock include:

●	changes to our industry, including demand and regulations;

●	our ability to compete successfully against current and future competitors;

●	competitive pricing pressures;

●	our ability to obtain working capital financing as required;

●	additions or departures of key personnel;

●	sales of our Common Stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship, sponsor or licensor;

●	changes in accounting standards, procedures, guidelines, interpretations or principals; and

●	economic, geo-political and other external factors.

In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of our Common Stock, regardless of our actual operating performance.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigation has often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment will likely be limited to the appreciation of our Common Stock, if any.

We have never paid cash dividends on our Common Stock and do not anticipate doing so in the foreseeable future. The payment of dividends will be at the discretion of our Board of Directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our current and future debt agreements, and other factors that our board of directors may deem relevant. Investors in our Common Stock should not expect to receive dividend income on their investment, and investors may be dependent on the appreciation of our Common Stock, if any, to earn a return on their investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus entitled “Prospectus Summary” and “Risk Factors,” as well as in those sections of our 2021 Annual Report entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for making each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements are subject to considerable risks and uncertainties, as well as other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements, including:

●	the overall strength and stability of general economic conditions and of the esports industry in the United States and globally;

●	changes in consumer demand for, and acceptance of, our services and the games that we license for our tournaments and other experiences, as well as online gaming in general;

●	changes in the competitive environment, including adoption of technologies, services and products that compete with our own;

●	our ability to generate consistent revenue;

●	our ability to effectively execute our business plan;

●	changes in the price of streaming services, licensing fees, and network infrastructure, hosting and maintenance;

●	changes in laws or regulations governing our business and operations;

●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt on terms favorable to us;

●	our ability to effectively market our services;

●	costs and risks associated with litigation;

●	our ability to obtain and protect our existing intellectual property protections, including patents, trademarks and copyrights;

●	our ability to obtain and enter into new licensing agreements with game publishers and owners;

●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

●	interest rates and the credit markets; and

●

other risks and uncertainties, including those described within the section entitled “Risk Factors” in our 2021 Annual Report, and subsequent Quarterly Reports on Form 10-Q, which risk factors are incorporated herein by reference.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but not exhaustive. New risk factors and uncertainties not described here or elsewhere in this prospectus, including in the section entitled “Risk Factors,” may emerge from time to time. Moreover, because we operate in a competitive and rapidly changing environment, it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements are also subject to the risks and uncertainties specific to our Company, including but not limited to the fact that we have only a limited operating history as a public company. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

You should read this prospectus, any prospectus supplement and the documents incorporated herein and those documents filed as exhibits to the registration statement, of which this prospectus is a part, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.

USE OF PROCEEDS

The Conversion Shares registered under this prospectus may be resold from time to time by the Selling Stockholders. Accordingly, we will not receive proceeds from any resale of the Conversion Shares in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration. All selling and other expenses incurred by the Selling Stockholders will be paid by such stockholders, except for certain legal fees and expenses, which will be paid by us.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the Selling Stockholders identified in the table below, or by the future transferees, pledgees, assignees, distributees, donees or successors-in-interest of or from any such stockholders, of the Conversion Shares. The Selling Stockholders may, from time to time, offer and sell pursuant to this prospectus any or all of the Conversion Shares, or they may sell none of the Conversion Shares. We currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the resale of any of the Conversion Shares.

The following table presents information regarding the Selling Stockholders, is prepared based on information supplied to us by the Selling Stockholders, and reflects holdings as of June 6, 2022. Unless otherwise indicated below, none of the Selling Stockholders nor any of their affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 13d-3 thereunder.

	Shares Beneficially Owned Prior		Maximum Number of Shares	Shares Beneficially Owned After Offering(3)
Name of Selling Stockholder(1)	to Offering(2)		Offered Hereby	Number	Percent(4)
3i, LP(5)	3,739,650	(6)	3,689,650	50,000	*
BPY Limited(7)	1,475,860		1,475,860	-	-
Nomis Bay, Ltd.(8)	2,213,790		2,213,790	-	-

* Less than 1.0%.

(1)

Information concerning named Selling Stockholders or future transferees, pledgees, assignees, distributees, donees or successors-in-interest of or from any such stockholder or others who later hold any Selling Stockholder’s interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is material. In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

(2)	Includes the issuance of the Conversion Shares, which shares are being registered by the registration statement of which this prospectus forms a part.
(3)

Beneficial ownership is determined in accordance with the rules and regulations of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of June 6, 2022, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Amounts reported in this column assumes that each Selling Stockholder will sell all of the Conversion Shares offered pursuant to this prospectus that may be issued upon conversion of the Notes identified herein.

In accordance with the Purchase Agreement, in no event are we permitted to issue shares of Common Stock in excess of the Beneficial Ownership Limitation. Beneficial ownership included in this Selling Stockholder table reflects the total number of shares potentially issuable upon conversion of the Notes and does not give effect to the Beneficial Ownership Limitation. Accordingly, actual beneficial ownership, as calculated in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder, may be lower than as reflected in this table.

(4)	Based on 36,965,132 shares of Common Stock outstanding as of June 6, 2022.

(5)

The business address of 3i, LP is 140 Broadway, 38th Floor, New York, NY 10005. 3i, LP’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by 3i Management, LLC and 3i, LP. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC.

(6)	Tumim Stone Capital LLC is the beneficial owner of 50,000 shares of Common Stock. 3i, LP is the sole member of Tumim Stone Capital LLC.

(7)

Murchinson Ltd. (“Murchinson”), as sub-advisor to BPY Limited, has voting and investment power with respect to these shares. Marc Bistricer, in his capacity as CEO of Murchinson, may also be deemed to have investment discretion and voting power over the shares held by BPY Limited. Each of Mr. Bistricer and Murchinson disclaims beneficial ownership of these shares except to the extent of any pecuniary interests therein. The principal business address of Murchinson Ltd. is 400-145 Adelaide Street West, Toronto ON M5H4E5.

(8)

Murchinson, as sub-advisor to Nomis Bay Ltd., has voting and investment power with respect to these shares. Marc Bistricer, in his capacity as CEO of Murchinson, may also be deemed to have investment discretion and voting power over the shares held by Nomis Bay Ltd. Each of Mr. Bistricer and Murchinson disclaims beneficial ownership of these shares except to the extent of any pecuniary interests therein. The principal business address of Murchinson Ltd. is 400-145 Adelaide Street West, Toronto ON M5H4E5.

PLAN OF DISTRIBUTION

We are registering the Conversion Shares held by the Selling Stockholders identified herein to permit the resale of these shares by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Conversion Shares, if any. We will bear all fees and expenses incident to our obligation to register the shares of our Common Stock.

The Common Stock may be sold or distributed from time to time by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices. The resale of the Conversion Shares offered by this prospectus may be effected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption or exclusion from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We will pay certain fees and expenses we incur incident to the registration of the securities offered by this prospectus, including legal and accounting fees.

Under applicable rules and regulations under the Exchange Act any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF OUR CAPITAL STOCK

General

Our Amended and Restated Certificate of Incorporation (our “Charter”) authorizes the issuance of up to 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Summary of Securities

The following description summarizes certain terms of our capital stock. Because this description is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section you should refer to our Charter and Amended and Restated Bylaws (our “Bylaws”), which are included as exhibits to this prospectus, and to the applicable provisions of Delaware law.

Common Stock

Our Charter currently authorizes the issuance of up to 100,000,000 shares of Common Stock. As of June 6, 2022, there were 36,965,132 shares of our Common Stock issued and outstanding, which were held by approximately 160 stockholders of record, approximately 2,266,151 shares of Common Stock issuable upon exercise of warrants to purchase our Common Stock, 2,362,238 shares of Common Stock issuable upon exercise of outstanding options, 360,896 shares of our Common Stock issuable upon the vesting of outstanding restricted stock units, and 1,912,089 shares of Common Stock authorized and available for issuance pursuant to our 2014 Plan. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders, including the election of directors. Neither our Charter nor our Bylaws provide for cumulative voting rights.

Holders of our Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our Preferred Stock that we may designate and issue in the future. As of June 6, 2022, there were no shares of our Preferred Stock outstanding.

Anti-Takeover Matters

Charter and Bylaw Provisions

The provisions of Delaware law, our Charter, and our Bylaws include a number of provisions that may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company and discouraging takeover bids. These provisions may also have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our Bylaws provide that any vacancy on our Board may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. Further, any directorship vacancy resulting from an increase in the size of our Board of Directors, may be filled by election of the Board of Directors, but only for a term continuing until the next election of directors by our stockholders.

No Cumulative Voting

The Delaware General Corporation Law (the “DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless certificate of incorporation of the Company in which they own stock provides otherwise. Neither our Charter nor our Bylaws provide that our stockholders shall be entitled to cumulative voting.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Choice of Forum

Our Bylaws provide that Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Charter or our Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Because the applicability of the exclusive forum provision is limited to the extent permitted by law, we believe that the exclusive forum provision would not apply to suits brought to enforce any duty or liability created by the Securities Act, the Exchange Act, any other claim for which the federal courts have exclusive jurisdiction or concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act. We note that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SLGG.”

Transfer Agent and Registrar

Our transfer agent is Issuer Direct whose address is 1981 E. Murray Holladay Rd #100, Salt Lake City, Utah 84117 and its telephone number is (801) 272-9294.

DIVIDEND POLICY

We have never declared or paid any dividends on our capital stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying cash dividends in the foreseeable future. The payment of dividends will be at the discretion of our Board of Directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our current and future debt agreements, and other factors that our board of directors may deem relevant.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Disclosure Law Group, a Professional Corporation, San Diego, California.

EXPERTS

The financial statements of Super League Gaming, Inc. as of December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2021, incorporated in this prospectus by reference from the Super League Gaming, Inc. Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon, have been incorporated in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Our Common Stock is registered with the Commission under Section 12 of the Exchange Act and, accordingly, we are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the Commission. These periodic reports, proxy statements and other information are available at the website of the Commission referred to above.

We maintain a website at http://www.superleague.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, proxy statements and other information filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the Commission free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

We have filed with the Commission a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the Commission are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 31, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 16, 2022;

●	our Current Report on Form 8-K filed on January 7, 2022;

●	our Current Report on Form 8-K filed on May 16, 2022; and

●

the description of our Common Stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on February 21, 2019, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated herein by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide upon request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Super League Gaming, Inc.

2912 Colorado Ave., Suite #203

Santa Monica, California 90404

(213) 421-1920

This prospectus is part of a registration statement we filed with the Commission. You should only rely on the information or representations contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide information other than that provided in this prospectus. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of the document.

7,379,300 SHARES

COMMON STOCK

______________________

PRELIMINARY PROSPECTUS

______________________

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Commission registration fee.

Amount

Commission Registration Fee	$831.13
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$8,000.00
Transfer Agent and Registrar fees and expenses	$5,000.00
Miscellaneous Expenses	$5,000.00
Total expenses	$43,831.13

* To be included by amendment.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our Charter and Bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL. We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

5.1	Opinion of Disclosure Law Group, a Professional Corporation.
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm – Baker Tilly US, LLP (filed herewith).
24.1	Power of Attorney (included on the signature page hereof).

II-1

Item 17. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, California, on June 7, 2022.

SUPER LEAGUE GAMING, INC.

By:	/s/ Ann Hand
Ann Hand
President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints Ann Hand as attorney-in-fact, with power of substitution, for her in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ann Hand	Chief Executive Officer,	June 7, 2022
Ann Hand	President, Chair of the Board
(Principal Executive Officer)

/s/ Clayton Haynes	Chief Financial Officer	June 7, 2022
Clayton Haynes	(Principal Financial and Accounting Officer)

/s/ David Steigelfest	Director	June 7, 2022
David Steigelfest

/s/ Jeff Gehl	Director	June 7, 2022
Jeff Gehl

/s/ Kristin Patrick	Director	June 7, 2022
Kristin Patrick

/s/ Mark Jung	Director	June 7, 2022
Mark Jung

/s/ Michael Keller	Director	June 7, 2022
Michael Keller

/s/ Michael Wann	Director	June 7, 2022
Michael Wann